UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 4, 2012

Date of Report (Date of earliest event reported)

CROSS BORDER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22610 US Highway 281 N., Suite 218 San Antonio, TX	78258
(Address of principal executive offices)	(Zip Code)

(210) 226-6700

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS.

On April 4, 2012, the Board approved an increase in the salary payable to Nancy S. Stephenson, the Company’s Chief Accounting Officer, Treasurer and Secretary. Beginning April 2012, the Company will pay to Ms. Stephenson a monthly salary of $12,500 per month, an increase from $10,000 per month. Ms. Stephenson will receive no other cash or noncash compensation and no employee benefits other than four weeks of paid vacation annually. Ms. Stephenson’s employment is at-will and not for any specified term. However, the Company has agreed that if Ms. Stephenson remains employed with the Company, her salary will be increased to $15,000 per month effective January 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 4, 2012		CROSS BORDER RESOURCES, INC.

		By:	/s/Everett Willard Gray II
Everett Willard Gray II
Chief Executive Officer and Chairman of the Board